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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Mountain Bank Holding Company:

    We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 15, 2001, relating to the consolidated financial statements of Mountain Bank Holding Company and subsidiary.

                      /s/ Knight Vale & Gregory PLLC

                      KNIGHT VALE & GREGORY PLLC
                      Tacoma, Washington
                      May 25, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS